Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Sally Beauty Holdings, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Registration No. 333-224753) and on Form S-8 (Registration Nos. 333-142583, 333-138830, 333-164545, and 333-229444) of Sally Beauty Holdings, Inc. of our report dated November 22, 2019, with respect to the consolidated balance sheets of Sally Beauty Holdings, Inc. and subsidiaries as of September 30, 2019 and 2018, and the related consolidated statements of earnings, comprehensive income, cash flows, and stockholders’ deficit for each of the years in the three-year period ended September 30, 2019, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of September 30, 2019, which report appears in the September 30, 2019 annual report on Form 10-K of Sally Beauty Holdings, Inc.

/s/ KPMG LLP

KPMG LLP

Dallas, Texas

November 22, 2019